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                                                                  EXHIBIT (5)(c)

               SECOND AMENDMENT TO INVESTMENT ADVISORY AGREEMENT


     This amendment, dated February 18, 1998, amends the Investment Advisory Agreement, dated December 16, 1994, as amended February 7, 1997 ("Agreement"), by and between USAA Investment Management Company ("Adviser") and USAA Life Investment Trust ("Trust") (collectively, "the Parties").


                                    RECITALS

     WHEREAS, the Adviser, pursuant to the Agreement, currently serves as the investment adviser to the seven series of the Trust, namely the USAA Life Variable Annuity Money Market Fund, USAA Life Variable Annuity Income Fund, USAA Life Variable Annuity Growth and Income Fund, USAA Life Variable Annuity World Growth Fund, USAA Life Variable Annuity Diversified Assets Fund, USAA Life Variable Annuity Aggressive Growth Fund, and USAA Life Variable Annuity International Fund (collectively, the "Funds"); and

     WHEREAS, the Board of Trustees, including a majority of the Independent Trustees, has approved this amendment ("Amendment");

     NOW, THEREFORE, the Parties hereto agree as follows:

          1. The name of each Fund of the Trust, as specifically set out, or generally referred to, in the Agreement, is changed, effective May 1, 1998 (or such other date as the Securities and Exchange Commission may declare a post-effective amendment to the Trust's Form N-1A Registration Statement regarding the matter effective under the Securities Act of 1933), to exclude the term "Variable Annuity," so that the names of the Funds are as follows:

               USAA Life Money Market Fund,
               USAA Life Income Fund,
               USAA Life Growth and Income Fund,
               USAA Life World Growth Fund,
               USAA Life Diversified Assets Fund,
               USAA Life Aggressive Growth Fund, and
               USAA Life International Fund.

          2. Each reference to the Separate Account of USAA Life Insurance Company to fund benefits under variable annuity contracts ("Contracts") issued by USAA Life Insurance Company, as specifically set out, or generally referred to, in the Agreement, is amended to add corresponding reference to the Life Insurance Company Separate
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     Account of USAA Life Insurance Company to fund benefits under variable universal life insurance policies ("Policies").

          3. Each reference, to "owners of Contracts" and to "Contracts," as specifically set out, or generally referred to, in the Agreement, is amended to add corresponding reference to "owners of Policies" and to "Policies."

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first set forth above.


                         USAA LIFE INVESTMENT TRUST


                         By: /s/___________________________
                              Edwin L. Rosane
                              President


ATTEST:

/s/________________________
     DWAIN A. AKINS
     Assistant Secretary


                         USAA INVESTMENT MANAGEMENT
                            COMPANY


                         By: /s/_____________________________
                              Michael J.C. Roth
                              President


ATTEST:

/s/__________________________
     Michael D. Wagner
     Secretary
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